Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. No. 333-298338) and Form S-8 (File No. 333-298880) of Intercont (Cayman) Limited (the “Company”) of our report dated October 30, 2025 appearing in this Annual Report on Form 20-F for the year ended June 30, 2026. Our opinion includes emphasis of matters paragraphs relating to going concern and related party transactions.

/s/ UHY LLP

New York, New York

October 30, 2026